Exhibit 99.1

This Statement on Form 3 is filed jointly by (i) Virgin Entertainment Investment Holdings Limited ("VEIHL"), (ii) Corvina Holdings Limited ("Corvina"), (iii) Grenache Holdings Limited ("Grenache"), (iv) Sir Richard Branson, (v) Cougar Investments Limited ("Cougar"), (vi) Plough Investments Limited ("Plough"), (vii) Deutsche Bank Trustee Services (Guernsey) Limited ("DBTSGL"), solely in its capacity as trustee on behalf of the Virgo Trust, The Libra Trust, the Jupiter Trust, the Mars Trust, the Venus Trust, the Leo Trust and The Gemini Trust (such trusts collectively referred to as the "DB Trusts"), and (viii) Abacus (C.I.) Limited ("Abacus"), solely in its capacity as trustee on behalf of The Aquarius Trust, The Aries Trust, the Capicorn Trust, The Pisces Trust and The Saturn Trust (such trusts collectively referred to as the "Abacus Trusts"). The principal business address of each of VEIHL, Corvina, Grenache, Abacus and the Abacus Trusts is La Motte Chambers, St. Helier, Jersey JE4 8YP. The principal business address of Sir Richard Branson is PO Box 1091, the Valley, Virgin Gorda, Necker Island, British Virgin Islands. The principal business address of Cougar and Plough is St. Paul's Gate, New Street, St. Helier, Jersey JE4 8YP. The principal business address of DBTSGL and the DB Trusts is Lefebvre Court, Lefebvre Street, St Peter Port, Guernsey GY1 6EJ.

Name of Designated Filer: Virgin Entertainment Investment Holdings Limited

Date of Event Requiring Statement: July 4, 2006

Issuer Name and Ticker or Trading Symbol: NTL Inc. (NTLI)

Date: July 14, 2006

Virgin Entertainment Investment Holdings Limited

__/s/_Niall Ritchie________

Niall Ritchie

Director

Corvina Holdings Limited

__/s/_Niall Ritchie________

Niall Ritchie

Director

Grenache Holdings Limited

__/s/_Niall Ritchie________

Niall Ritchie

Director

Sir Richard Branson

__/s/_Sir Richard Branson

Cougar Investments Limited

__/s/_Alison Renouf________

Alison Renuof

Director

Plough Investments Limited

__/s/_Alison Renouf________

Alison Renouf

Director

Abacus (C.I.) Limited (as trustee for the Abacus Trusts)

__/s/_Niall Ritchie________

Niall Ritchie

Director

Deutsche Bank Trustee Services (Guernsey) Limited

__/s/_Alison Renouf________

Alison Renouf

Director

__/s/_Barry Stinton________

Barry Stinton

Authorised Signatory